UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2007

TECH LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27592	22-1436279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 North Farwell Avenue, Milwaukee, Wisconsin 53202
(Address of principal executive offices) (Zip Code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2007 (the “Effective Date”), Tech Laboratories, Inc., a New Jersey entity (“Tech Labs-NJ”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tech Laboratories, Inc., a Delaware entity (“Tech Labs - DE”). Pursuant to the Merger Agreement, Tech Labs - NJ and Tech Labs - DE were merged with and into the surviving corporation, Tech Labs - DE, hereinafter referred to as the “Company.” As of the Effective Date, the certificate of incorporation and bylaws of the surviving corporation became the certificate of incorporation and bylaws of the Company, and the directors and officers in office of the surviving corporation became be the members of the board of directors and officers of the Company. Following the execution of the Merger Agreement, on July 9, 2007 the Company filed with the Secretary of State of Delaware a Certificate of Merger with respect to the Tech Labs - NJ and Tech Labs - DE merger.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger by and between Tech Laboratories, Inc., a business corporation organized under the laws of the State of New Jersey and Tech Laboratories, Inc., a business corporation organized under the laws of the State of Delaware.

3.1	Certificate of Merger filed with the Secretary of State of Delaware on July 9, 2007

3.2	Articles of Incorporation of Tech Laboratories, Inc., a corporation organized under the laws of the State of Delaware

3.3	Bylaws of Tech Laboratories, Inc., a corporation organized under the laws of the State of Delaware

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH LABORATORIES, INC .

Dated: July 13, 2007	By:	/s/ John King
Name: John King
Title: Chief Executive Officer